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                                                                     EXHIBIT 5.1


                              [VIVENDI LETTERHEAD]



                                         December 6, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

      I am the General Counsel of Vivendi Universal, a societe anonyme organized under the laws of France (the "Company"). In that capacity, I have acted as counsel to the Company in connection with the Post-Effective Amendment No. 1 on Form F-1 to the Company's Registration Statement on Form F-4 (the "Registration Statement") being filed with the United States Securities and Exchange Commission for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act"), [ ] ordinary shares (the "Shares"), nominal value E 5.50 per share, of the Company, to be represented by Vivendi Universal American Depositary Shares (the "ADSs"), that will be issued from time to time upon the exchange of non-voting exchangeable shares of Vivendi Universal Exchangeco, a Canadian subsidiary of the Company (the "Exchangeable Shares"), for ADSs.

      In furnishing this opinion, I or lawyers under my supervision have examined the Registration Statement and such documents, corporate records, certificates of public officials and other agreements, instruments or opinions as I have deemed necessary or advisable for the purpose of rendering the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents and the conformity to original documents of all documents submitted to me as copies. With respect to factual matters we have relied upon certificates and oral and written assurances from public officials.

      On the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and will, when issued from time to time to holders of Exchangeable Shares, be validly issued, fully paid and non-assessable.

      I do not purport to be an expert on the laws of any jurisdiction other than the Republic of France, and I express no opinion herein as to the effect of any other laws.

      This opinion is being rendered solely in connection with the registration of the offering, sale and delivery of the Shares, as represented by ADSs, pursuant to the registration requirements of the Security Act of 1933, as amended (the "Securities Act"). I hereby consent to the filing of this opinion as an exhibit to the Registration Statement that Vivendi Universal is filing with the United States Securities and Exchange Commission to register the Shares.

                                          Very truly yours,

                                          /s/ Gilbert Klajnman
                                          --------------------
                                          Gilbert Klajnman